UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

October 14, 2014

Date of Report (Date of earliest event reported)

SUNSHINE BANCORP, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-36539	30-0831760
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

102 West Baker Street Plant City, Florida		33564-9056
(Address of principal executive offices)		(Zip Code)

(813) 752-6193

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 14, 2014, Sunshine Bancorp, Inc. (the “Company”) announced that the Company and its wholly owned subsidiary, Sunshine State Bank (the “Bank”), have hired Andrew S. Samuel as the President and Chief Executive Officer and a Director of the Company and Bank, effective October 14, 2014. Mr. Samuel will succeed J. Floyd Hall, who has led the Company since 1986 as President and Chief Executive Officer. Mr. Hall announced his retirement, but will remain on the Board of Directors, and will serve in an advisory capacity to Mr. Samuel. It is not yet determined on which committees of the Company’s Board of Directors Mr. Samuel will serve as a member. A copy of the Company’s October 14, 2014 News Release, is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Mr. Samuel, age 52, served as a Director and President of Susquehanna Bancshares, Inc. and President and Chief Executive Officer and Chairman of the Board of Susquehanna Bank, from February 2012 to October 2014. Prior to joining Susquehanna and, beginning in 2005, Mr. Samuel served as Chairman, Chief Executive Officer and President of Tower Bancorp, Inc. and Greystone Financial Corp. Mr. Samuel has served in various executive positions at other financial institutions dating back to 1984, including Waypoint Financial Corp., Sovereign Bank, Fulton Bank, and Commonwealth National Banks/Melon.

Also, on October 2014, the Company and the Bank entered into an Employment Agreement (the “Agreement”) with Mr. Samuel. Pursuant to the terms and conditions of the Agreement included in this Form 8-K as Exhibit 10.1, Mr. Samuel is retained for a period of three years to serve as President and Chief Executive Officer of the Company and the Bank, subject to extension for an additional year on each anniversary of the Agreement’s October 14, 2014 effective date. The Agreement provides for Mr. Samuel to receive a base salary and participate in the Company’s benefit plans. He also is entitled to a bonus equal to 20% of his annual base salary, such bonus to be paid on or before March 1, 2015. On or before December 31, 2015 and subject to Company shareholder approval (to the extent required by law), the Company will establish a stock based incentive plan and Mr. Samuel will be entitled to such stock based incentives as may be granted from time to time by the Company’s Board of Directors and as are consistent with Mr. Samuel’s responsibilities and performance. Commencing within 30 days following the date of the Agreement, the Company and the Bank will implement for Mr. Samuel a Supplemental Executive Retirement Plan providing for him the benefits discussed in the Agreement.

If Mr. Samuel’s employment is terminated because of death, his estate is entitled to receive the unpaid portion of any base salary through the date of death and any benefits due under the Bank’s employee benefit plans. If employment is terminated as a result of disability, the Company and the Bank have agreed that if Mr. Samuel becomes eligible for employer-provided short-term and/or long-term disability benefits, or workers’ compensation benefits, then the Bank’s obligation to pay him his base salary shall be reduced by the amount of the disability of workers compensation benefits received by him. If his employment is terminated for Cause (as defined in the Agreement), the Bank is required to pay him the unpaid portion, if any, of his base salary through the date of termination and provide to him such post-employment benefits, if any, as may be provided for under the terms of the employment benefits plans of the Bank then in effect. If the employment is terminated by Mr. Samuel for Good Reason (as defined in the Agreement), or by the Company or the Bank without Cause, or by Mr. Samuel within 30 days after a Change in Control (as defined in the Agreement), then the Bank is required to pay to him, within 20 days following termination, a lump sum cash payment equal to three times the sum of (i) the highest annual base salary during the immediately preceding three calendar years, (ii) the highest cash bonus and other cash incentive compensation earned by him with respect to one of the three calendar years immediately preceding the year of termination, and (iii) the highest value of stock options and other stock based incentives awarded to him with respect to one of the three calendar years immediately preceding the year of termination. In addition, for a period of three years after the date of termination of employment he is permitted to continue participation in the Bank’s benefit plans. Also, upon termination of employment following a Change in Control, all stock grants received by Mr. Samuel will immediately become vested in full. If any payments received by Mr. Samuel, together with any other payments to which he is entitled to receive from the Company and the Bank, result in the imposition of an excise tax under the Internal Revenue Code of 1986, as amended, he is entitled to an additional “excise tax” adjustment payment in an amount such that, after the payment of all federal and state income and excise taxes, he will be in the same after-tax position as if no excise tax had been imposed.

The Agreement includes confidentiality provisions, and also includes non-competition and non-solicitation of customers and employees through any period of time during which Mr. Samuel is receiving salary, benefits or any other compensation as a result of or because of the Agreement and for 12 months after the effective date of the termination of his employment. The Company and the Bank also have agreed to indemnify Mr. Samuel to the fullest extent permitted by Florida Law, with respect to any threatened, pending or contemplated action, suit or proceeding brought against him by reason of the fact that he is or was a director, officer, employee or agent of the Company and the Bank or is or was serving at the written request of the Company as a director, officer, employee or agent of another person or entity. The right of indemnification is not exclusive of any other rights to which Mr. Samuel may be entitled upon any bylaw, agreement, vote of shareholders or otherwise and will continue beyond the term of the Agreement. Mr. Samuel is not entitled to indemnification with respect to any threatened, pending or contemplated action, suit or proceeding that is brought against him and that is finally judicially determined to result from him own illegal, tortuous, wrongful or negligent act.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1 Employment Agreement between the Company, the Bank and Andrew S. Samuel

99.1 Press release dated October 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNSHINE BANCORP, INC.

Date: October 14, 2014	By:	/s/ Vickie Houllis
Vickie Houllis, CPA
Senior Vice President and Treasurer

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